Exhibit 10.9

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION OR EXCHANGE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Adapti, Inc.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$[*]	August 14, 2025

FOR VALUE RECEIVED, Adapti, Inc., a Nevada corporation (the “Company”) promises to pay to [*] (“Holder”), or its assigns, in lawful money of the United States of America the principal sum of [___] dollars and no cents ($[*]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this subordinated promissory note (the “Note”) on the unpaid principal balance at a rate equal to five percent (5%) per annum, computed on the basis of the actual number of days elapsed and a year consisting of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) thirty-six (36) months from the date hereof (the “Maturity Date”), or (ii) upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.

(b) “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

(c) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(d) “Conversion Price” means $3.08. Such Conversion Price will be adjusted proportionately for any stock split, stock dividend, combination or other recapitalization of the Common Stock, rounded to the nearest cent.

(e) “Event of Default” has the meaning given in Section 5 hereof.

(f) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(g) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(h) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended.

(j) “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with: (i) indebtedness of Company, to banks, commercial finance lenders or other lending institutions regularly engaged in the business of lending money (excluding (A) venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities and (B) equipment lenders or equipment lessors that advance indebtedness to Company solely to be used for the purchase, finance or acquisition of equipment and where such indebtedness is secured solely by such equipment), which is for money borrowed whether or not secured, and (C) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

2. Interest. Accrued interest on this Note shall be payable at maturity.

3. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company’s Senior Indebtedness.

(a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company, (i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b) Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 3(b) during any 360 day period.

(c) Further Assurances. By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Holder’s rights hereunder, Company may require that Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

(d) Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

(e) Subrogation. Subject to the payment in full of all Senior Indebtedness, if any, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 3) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 3 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

(f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 3 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this Section 3 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(g) Lien Subordination. Any Lien of Holder, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Company or any proceeds or revenues therefrom which Holder may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Company or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

(h) Reliance of Holders of Senior Indebtedness. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

4. Prepayment. Upon five days prior written notice to Holder, the Company may prepay this Note in whole or in part on five (5) business days’ notice, during which such period, Holder will have the right to voluntarily convert such Note pursuant to the applicable terms of Section 7 hereunder.

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note, upon the Holder providing Company with 5 days written of such default and Company failing to cure such default within such time period:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Section 5(b) or 5(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7. Voluntary Conversion.

(a) Voluntary Conversion at Any Time. At any time after the date that this Note is issued until this Note is no longer outstanding, Holder may voluntarily convert an amount up to the outstanding Balance (including all accrued interest) of this Note, into such number of shares of Common Stock as is equal to the Balance divided by the Conversion Price.

(b) Mandatory Conversion. On the Maturity Date, the Company shall have the sole and absolute right, in its discretion, to elect to force the conversion of the Balance (including all accrued interest) into shares of Common Stock at the Conversion Price then in effect. If the Company elects such mandatory conversion pursuant to this Section 7(b), the Company shall deliver to the Holder, not less than five (5) days prior to the Maturity Date, written notice of such election (a “Mandatory Conversion Notice”), which shall state: (i) that the Company has elected to convert the Note pursuant to this Section 7(b), (ii) the Conversion Price in effect, and (iii) the anticipated number of shares to be issued. Upon receipt of the Mandatory Conversion Notice, the Holder shall surrender this Note to the Company (or provide an indemnity in lieu of physical surrender if lost, stolen, or destroyed), and the Company shall, on or as soon as reasonably practicable after the Maturity Date, deliver or cause to be delivered the applicable shares of Common Stock in.

(c) Delivery of Stock Certificates; No Fractional Shares. Subject to this Section 7, as promptly as practicable after any conversion into capital stock of the Company, the Company, at its expense:

(i) will issue and deliver to Holder, or such individual(s) as previously nominated by Holder, a certificate or certificates (either physical or book entry, at Company’s discretion) evidencing the number of equity securities issuable to Holder in connection with a conversion under this Section 7; and

(ii) No fractional shares of any of Company’s equity securities will be issued in connection with any conversion hereunder. In lieu of fractional shares, which would otherwise be issuable, the Company shall round up the total number of shares to the next whole number.

8. Reserved.

9. Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

11. Reserved.

12. Assignment by the Company. This Note and any of the rights, interests, or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder; provided, however, that the Company may assign this Note in connection with a merger, consolidation, or sale of all or substantially all of its assets, so long as the successor entity expressly assumes all obligations under this Note.

13. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

Company:

2278 Monitor Street

Dallas TX, 85004

Attention: CEO

Email: [*]

Holder:

[*]

Email: [*]

14. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

16. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

The Company has caused this Note to be issued as of the date first written above.

Company:

Adapti, Inc.
a Nevada corporation

By:
Name:
Title:

Holder

[______]

By:

[Signature Page to Subordinated Promissory Note]